CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH
"[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF
THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

This License Agreement (this "Agreement") is entered by and between SurgiLight, Inc., a Florida corporation ("SurgiLight"), and Biolase Technology, Inc., a Delaware corporation ("Biolase"), as of February 3, 2005 together referred to as the Parties.

RECITALS
WHEREAS, Biolase desires to obtain a license to certain patents owned or licensed by SurgiLight in the field of presbyopia and certain ophthalmology patents on the terms and conditions set forth herein; and

WHEREAS, SurgiLight desires to grant a license to certain patents owned or licensed by SurgiLight to Biolase on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants made by each party herein, and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged by each party, the parties hereby agree as follows:

AGREEMENT

For purposes of this Agreement, the following terms shall have their respective definitions set forth below and the following terms, conditions, representations and agreements are hereby incorporated into this Agreement:

"Licensed Patents" shall mean those patents listed in Appendix B.

"Presbyopia Field of Use" shall mean laser treatment of presbyopia, including any inherent and/or coincident, related procedures and benefits.

"Ophthalmology Field of Use" shall mean the medical specialty encompassing the anatomy, functions, pathology and treatment of the eye.

"Ophthalmic Other Patents" shall mean patents owned by or licensed to Surgilight covering subject matter concerning the use of Er:YAG or mid-infrared lasers within the Ophthalmology Field of Use but not within the Presbyopia Field of Use for the treatment of ophthalmic conditions other than Presbyopia, such as [CONFIDENTIAL TREATMENT REQUESTED]. Appendix C lists such Ophthalmic Other Patents for the anterior segment ("Anterior Segment Patents," Appendix C-1) and refractive ("Refractive Patents, " Appendix C-2).

"Patents" means (i) those patents and patent applications listed on Appendix A and (ii) those patents licensed to SurgiLight from PLS Liquidating, LLC, in the Ophthalmology Field of Use (listed in Appendix B), including any foreign counterparts, or patent applications claiming priority thereto, including any continuations, continuations-in-part, or division thereof, or any substitute applications therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation, patent or registration patent or patent of addition based on such patent. SurgiLight acknowledges that the Patents contained in Appendices A and B represent all patents as to which SurgiLight has rights in the Presbyopia Field of Use as of the date of this Agreement and Appendix A contains all patents owned by SurgiLight in the Presbyopia Field of Use, except as disclosed in Appendix F (Schedule of Exceptions).

"Patent License Limitation" means that those patents licensed for the Ophthalmic Field of Use (i.e. those patents listed in Appendix B) may only be used by Biolase or its Subsidiaries to practice (i) in the Presbyopia Field of Use or (ii) in the Ophthalmic Field of Use to the extent that Biolase does not infringe outside of the Presbyopia Field of Use any of the SurgiLight's (x) Ophthalmic Other Patents which are not licensed under this agreement or (y) any current or future ophthalmic method patents owned or licensed by SurgiLight not in the Presbyopia Field of Use. If Biolase, does infringe Ophthalmic Other Patents outside of the Presbyopia Field of Use (explicitly excluding those patents listed in Appendix A and B), SurgiLight shall have the right to enforce the Patents in the Field of Ophthalmology as listed in Appendix B against Biolase for such infringing conduct in addition to the infringed Ophthalmic Other Patents.

If SurgiLight, in good faith and with legal standing, determines that Biolase may be infringing a SurgiLight patent not licensed to Biolase, it shall notify Biolase of such potential infringement in writing.
The parties agree to negotiate in good faith to resolve this dispute. Biolase may elect, at its sole discretion, to exercise its option to license such asserted Surgilight patent or patents on terms consistent with those of Section 10. Otherwise Biolase and SurgiLight agree to enter third party binding mediation to resolve this dispute. The Parties further agree that in the event the mediator determines infringement, Biolase will exercise its option consistent with the terms of Section 10, paying SurgiLight the agreed upon license fees and royalty. For the avoidance of doubt, Surgilight shall not assert any of it's intellectual property rights against Biolase or its Subsidiaries for any and all claims with respect to Surgilight's intellectual property rights for any conduct of Biolase or its Subsidiaries within the Presbyopia Field of Use. For the avoidance of doubt, the Parties agree that the mere cutting or manipulating of ocular tissue does not constitute infringement of Ophthalmic Other Patents, unless it infringes an Ophthalmic Other Patent not licensed by this Agreement or any ophthalmic method patent owned or licensed by SurgiLight.

"Subsidiary" shall mean any entity which directly or indirectly owns or controls, or is controlled by, or is under common control with the Party. The term "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting shares of the entity or the right to receive fifty percent (50%) or more of the profits or earnings of the entity.

1.	Licenses.  SurgiLight hereby grants to Biolase and
Biolase Subsidiaries:
	a.  	For a period of [CONFIDENTIAL TREATMENT REQUESTED] from
the date of this Agreement (i) a co-exclusive, [CONFIDENTIAL TREATMENT REQUESTED] license to the Patents set forth in Appendix A in the Presbyopia Field of Use and (ii) a non-exclusive, [CONFIDENTIAL TREATMENT REQUESTED] sub-license to the Patents set forth in Appendix B in the Ophthalmology Field of Use subject to the Patent License Limitation and the limitations set forth in the definition thereof; provided that "co-exclusive" as used herein shall mean exclusive with respect to all third parties other than Surgilight and its Subsidiaries; further provided, however, that commencing on the date that is three (3) years after the date of this Agreement, SurgiLight may sublicense the patents listed in Appendix A to a third party for the purposes of research and development so long as such third party cannot commercialize a product until after five years from the date of this Agreement subject to the terms set forth below ("Co-Exclusive License"). Surgilight agrees to request and consider in good faith any objection Biolase may have as to the entity and nature of such research licensee, including consideration of any alternative recommended by Biolase, prior to granting any such research and development sub-license.

	b.	For a period commencing [CONFIDENTIAL TREATMENT REQUESTED]
from the date of this Agreement and immediately upon the termination of the Co-Exclusive License and continuing until the last of the patents listed in Appendices A and B expire, a non-exclusive, worldwide license to the Patents subject to the terms set forth below ("Non-Exclusive License").

	2. Payments. The Co-Exclusive License and the Non-Exclusive License (collectively, the "Licenses") are granted in consideration of payments from Biolase to SurgiLight of Two Million Dollars in the aggregate as set forth below and the royalty payments set forth in
Section 4 hereof. The following payments (subject to adjustment as further provided in this Section 2) from Biolase to SurgiLight are due and payable upon satisfaction of the following conditions:

	a. [CONFIDENTIAL TREATMENT REQUESTED], Seventy-Five Thousand Dollars ($75,000), the receipt and sufficiency of which are hereby acknowledged.

	b. Upon delivery to Biolase of a written agreement [CONFIDENTIAL TREATMENT REQUESTED]within one week following the date of this Agreement, One Hundred Seventy-Five Thousand Dollars ($175,000).

	c. One month from the date of this Agreement and if the conditions in Section 2a and b have been satisfied and the Ruling and Opinion
(as defined below) has been obtained indicating that there is no consolidation requirement under FIN 46R with respect the transactions contemplated by this Agreement, One Million Five Hundred Fifty Thousand Dollars ($1,550,000).

	d. One Hundred Thousand Dollars ($100,000), to be paid one (1) year from the date of this Agreement.

	e. Twenty-Five Thousand Dollars ($25,000), to be paid on the anniversary of the execution of this Agreement each of the four (4) years beginning in 2007, for an aggregate dollar amount of One Hundred Thousand Dollars ($100,000).

No payments are due under Section 2b or 2c unless and until the conditions set forth therein are satisfied. SurgiLight shall exercise commercially reasonable efforts to obtain the agreement and releases set forth in Section 2b and the ruling from the Securities Exchange Commission (SEC) referred to below. Biolase shall exercise commercially reasonable efforts to obtain the opinion described below from its auditors regarding the proper accounting for the transactions. In the event that the conditions set forth in Sections 2b and 2c are not satisfied in full by February 28, 2005 then Biolase shall by written notice to SurgiLight elect to (i) terminate this Agreement or (ii) waive the delivery of the foregoing agreement, releases and Ruling and Opinion (to the extent not obtained). In the event Biolase elects to waive such delivery then any payments set forth in Section 2b and 2c that remain unpaid shall thereupon become due and payable and all other payments required pursuant to Section 2 shall be made on the dates set forth therein. In the event Biolase elects to terminate this Agreement as above provided then any payments made to SurgiLight pursuant to this Section 2 shall be retained by Surgilight and no further payments shall be due to SurgiLight pursuant to this Agreement. In the event Biolase fails to make the payments under
Section 2.b or 2.c in the time provided therein, then SurgiLight's sole and exclusive remedy shall be to elect to terminate this Agreement (provided, that prior to such termination, SurgiLight has given Biolase written notice of such failure and provided Biolase not less than fifteen (15) days to cure such failure). Except as provided in
Section 14, nothing in this Agreement shall limit SurgiLight from defending its Patents against Biolase should this Agreement be terminated. Upon termination of this Agreement by SurgiLight pursuant to the preceding sentence, Biolase shall forfeit any payments already made to SurgiLight. Such termination shall be SurgiLight's sole remedy in the event of default of any payment required pursuant to Section 2.b or 2.c. [CONFIDENTIAL TREATMENT REQUESTED] In the event that Bankruptcy Proceedings are commenced, SurgiLight agrees to immediately seek a bankruptcy court order, in form and content reasonably acceptable to Biolase, approving the assumption of the Agreement (and any other agreement contemplated hereby). Neither SurgiLight or Biolase shall challenge or assert any claim against this Agreement or the Licenses granted herein in Bankruptcy Proceedings (provided, however, Surgilight shall have the right to assert a claim for payments due pursuant to this Agreement) and Biolase agrees that it shall not object to a SurgiLight bankruptcy plan that includes assumption of this Agreement, and not bid to acquire the assets of SurgiLight in any Bankruptcy Proceedings filed within one year of the date of this Agreement, unless, Biolase is required to do so to protect its licensing rights under this Agreement. For avoidance of doubt, the parties specifically acknowledge that the Right of First Refusal in Section 9 shall not apply in any Bankruptcy Proceedings filed within one year of the date of this Agreement.

Notwithstanding any other clause of this Agreement, after the payment under Section 2.c. has been made, the Licenses shall not be terminated or cancelled for any reason after the payment under Section 2.c. if Biolase fails to make any subsequent payment, then Surgilight does have monetary recourse for the monies due.

Furthermore, SurgiLight has requested a written ruling from the Securities Exchange Commission (SEC), and Biolase has requested a written opinion from Biolase's auditors regarding proper accounting for the transactions contemplated by this Agreement according to FIN 46R (collectively, the "Ruling and Opinion"). If according to the Ruling and Opinion, FIN 46R would require Biolase to consolidate SurgiLight's financials, Biolase and SurgiLight will mutually agree to adjust the payments called for in Sections 2c, to require Biolase pay the maximum amount payable to SurgiLight at the earliest date possible which avoids consolidation.

	3.  Co-exclusive License.   The Licenses permit both SurgiLight
and Biolase and their respective Subsidiaries to sell or distribute through dealers or sell direct to end-users, without requirement for any additional license to the Patents, any product which is made by, made for (by a contract manufacturer), used by, designed by, or sold by such Party or its Subsidiaries. The Co-exclusive License will exclude certain foreign countries in the jurisdictions listed in Appendix D until the earlier of the date set forth for such jurisdiction on Appendix D or the expiration or termination of current exclusive distribution agreements signed by SurgiLight in such jurisdiction, at which time such exclusion to Biolase's license rights shall be eliminated
in such countries.   For the avoidance of doubt, SurgiLight shall have
the right to continue to license dealers for distribution on a non-exclusive basis of any product which is made by, made for (by a contract manufacturer), used by, designed by or sold by SurgiLight or its Subsidiaries. Both Parties agree that they may contract with multiple foreign and regional U.S. distributors, but will contract with no more than one U.S. national distributor, with respect to products in the Presbyopia Field of Use.

	4. Non-exclusive License and Royalty Payments. The Parties agree that a reasonable minimum royalty rate for the Presbyopia
Field of Use is 5% on worldwide sales. [CONFIDENTIAL TREATMENT REQUESTED] Biolase and SurgiLight shall maintain complete and accurate books and records at their respective principal office during the term of the Licenses and for a period of two (2) years thereafter. Either party shall have the right to engage an independent accounting firm to audit at their own expense, and upon reasonable notice to the other party and no more than once each calendar year, such records of the other party, related to the amounts due or believed to be due under this Section 4; provided that, as a condition for such audit right, each party and its representatives shall agree to maintain (and to cause its officers, employees, consultants and advisors to maintain) in confidence all confidential information relating to the other party disclosed to such person as part of such audit. Each party shall be responsible for its costs in conducting such audit, unless an audit reveals an underpayment of 10% or more in any twelve (12) month period, in which case the audited party shall pay for the costs of such audit.

	5. Confidentiality. This Agreement and its terms shall be maintained in confidence by each of the parties, except to the extent that disclosure of this Agreement, or the terms or provisions herein, is required pursuant to the rules or regulations of the U.S. Securities and Exchange Commission, or otherwise pursuant to court order or directive of law or as mutually agreed upon by the parties.

	6. Transfer of Technology. SurgiLight has disclosed to Biolase summaries of its current clinical data with respect to the Presbyopia Field of Use, including, without limitation, any issues raised during clinical trials regarding safety or preliminary efficacy of the technology incorporating the patents listed in Appendix A for the purpose of furthering the progress of the clinical trials and protecting patient safety. For a period of thirty days, SurgiLight will continue to disclose similar data in its possession regarding safety or preliminary efficacy of the technology incorporating the patents listed in Appendix A, and respond to any questions from Biolase or its representatives regarding the data.

	7.	Use of Patents.  Without limiting its rights to the Patents
in any way, Biolase acknowledges and confirms that it intends to use the Patents for the development of a crystal (Er, Cr: YSGG) laser system; provided, however, Biolase shall be free to develop any product within the Presbyopia Field of Use or the Ophthalmology
Field of Use at its own discretion.

	8.	Patent Prosecution and Defense.

		a.	Biolase and SurgiLight shall share equally in all
costs associated with the prosecution and maintenance of the Patents; provided, however, that in the event that SurgiLight elects not to proceed with the prosecution of any of the Patents, SurgiLight shall allow Biolase to continue and control prosecution and maintenance of
such patent or patent application at its expense.   In such case,
SurgiLight shall continue to own such patent or patent application and be obligated to pay Biolase its prosecution and maintenance costs. Biolase would have a lien on that patent until they are repaid.

		b.	Biolase shall be entitled to participate in the
assertion and defense of the Patents in any infringement or other legal action (an "Action"); provided, however, (i) that Biolase shall only be obligated to pay up to twenty-five percent (25%) of such enforcement costs and (ii) if Biolase does not elect to participate in a significant enforcement action with respect to a Patent that is material then Biolase shall forfeit its rights to receive royalties with respect to such infringing party for its infringement of such Patent. If Biolase provides notice to SurgiLight that a third party is infringing any of the Patents in the Presbyopia Field of Use and SurgiLight decides not to take legal action against such third party, Biolase shall have the right, at its sole discretion to legally enforce such patent. If Biolase prevails in such enforcement, it shall be entitled to seventy-five percent (75%) of any net revenues, including, but not limited to, damages, license fees and royalties (wherein such revenues are net of Biolase's enforcement costs). SurgiLight shall be entitled to the remaining twenty-five percent (25%) of such revenues.

	c.  	[CONFIDENTIAL TREATMENT REQUESTED].

	d.	The parties acknowledge and agree that either Biolase or
SurgiLight may file new patent applications which are neither a Patent nor an Ophthalmic Other Patent, and the parties further agree that the other party shall have no rights in such new patent applications under this Agreement.

	9.	First Right of Refusal.  Biolase shall have a first right
of refusal with respect to the acquisition of all the Patents or SurgiLight product line incorporating such Patents for the Presbyopia Field of Use (collectively, the "SurgiLight Products"). In the event that SurgiLight receives an offer to purchase the Patents or the SurgiLight Products and SurgiLight in its sole discretion determines to accept such offer, SurgiLight will notify Biolase of such offer and the terms of such offer in writing within five (5) days of receipt of such offer and determination to accept such offer. Biolase shall then have thirty (30) days to exercise its right of first refusal to purchase the Patents and/or SurgiLight Products at the same price and on the same terms as contained in such offer (the "Offer Terms").
In the event that Biolase elects not to exercise its rights under this
Section 9 to purchase the Patents and/or SurgiLight Products,
SurgiLight may sell the Patents and/or SurgiLight Products to the offering party on the Offer Terms, subject to the License set forth herein. In the event the offering party does not purchase the Patents and/or SurgiLight Products on the Offer Terms then Biolase's rights of first refusal pursuant to this Section 9 shall continue to apply to the Patents and SurgiLight Products. The rights of Biolase under this
Section 9 shall apply with respect to each proposed sale of the Patents and SurgiLight Products to any third party; provided, however, this Right of Refusal shall not apply in any Bankruptcy Proceedings filed within one year of the date of this Agreement.

Assumption of Rights. Surgilight agrees and covenants that it will not sell, transfer or assign to a third party ("Buyer") any of its intellectual property or property rights in the Patents or Ophthalmic Other Patents (i) without Biolase's prior written consent or (ii) without obligating such Buyer to honor all rights of Biolase under this License Agreement with respect to such intellectual property rights and securing such Buyer's assumption of all obligations of Surgilight to Biolase under this Agreement with respect to such intellectual property rights.

	10.	Option.  Biolase shall have the option, at its sole
discretion to obtain a non-exclusive license to the Anterior Segment Patents (Appendix C-1) and/or the Refractive Patents (Appendix C-2). Biolase shall notify SurgiLight in writing that it elects to license such patents and promptly pay SurgiLight [CONFIDENTIAL TREATMENT REQUESTED], which license will come into effect upon such payment. Biolase shall thereafter pay an addition two [CONFIDENTIAL TREATMENT REQUESTED] royalty for any product, which is sold at least partially for anterior segment indications covered by a valid claim of an Appendix C-1 Patent as specifically indicated by literature, advertisements, training materials and Operator Manuals produced by Biolase or its Subsidiaries which include anterior segment indications such as [CONFIDENTIAL
TREATMENT REQUESTED] with respect to such product and shall thereafter pay an additional [CONFIDENTIAL TREATMENT REQUESTED] royalty for any product, which is sold at least partially for refractive indications covered by a valid claim of an Appendix C-2 Patent as specifically indicated in literature, advertisements, training materials and Operator Manuals produced by Biolase or its Subsidiaries which include refractive indications such as [CONFIDENTIAL TREATMENT REQUESTED] with respect to such product. For the avoidance of doubt, published papers and training materials produced by a party other than Biolase or its Subsidiaries even if they are using a Biolase product shall not be evidence that Biolase is advertising or selling for an anterior segment or refractive indication. [CONFIDENTIAL TREATMENT REQUESTED]. In the event that Biolase exercises this Option, the Parties shall negotiate in good faith and shall execute a new, restated license agreement with respect to the license obtained by Biolase pursuant to this Section 10, which restated license agreement shall contain the financial terms in this Section 10 and with similar representations, warranties and covenants to those contained in Sections
9, 11, 12, 13 and 14 of this Agreement. Specifically, SurgiLight shall represent that the patents licensed shall allow Biolase to practice the particular method(s) they are licensing without infringing other SurgiLight patents. For the avoidance of doubt, in the event no new restated license agreement is executed and Biolase exercises its option, then the terms herein shall control.

	11.	 Indemnification.

		a. Each party shall defend, indemnify and hold the other party harmless from all claims, demands, liabilities, damages and expenses, including reasonable attorneys' fees and costs arising out of any breach of the Agreement by such party.

		b. 	Any party seeking indemnity from the other party under
this Section 11 (an "Indemnified Party") shall notify promptly the party from whom indemnity is being sought (the "Indemnifying Party") of any liability or action in respect of which the Indemnified Party intends to claim such indemnification, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnifying Party;
provided, however, that the Indemnified Party shall have the right to retain its own counsel, at its sole expense, if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnifying Party and any other party represented by such counsel in such proceedings. The indemnity agreement in this
Section 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnifying Party within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 11, but the omission of delivery of such notice to the Indemnifying Party will not relieve it of any liability that it may have to the Indemnified Party otherwise than under this Section 11. The Indemnified Party under this Section 11, its employees and agents, shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.

	12.	 Representations, Warranties and Covenants of SurgiLight.
Except as set forth on Appendix F hereto, as of the date hereof, SurgiLight hereby represents, warrants and covenants as follows:

	a.	Organization.  SurgiLight is a corporation duly organized,
validly existing and in good standing under the laws of the state of Florida and has all necessary power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. SurgiLight is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or the nature of its activities makes such qualification necessary or that would otherwise not have a material adverse effect on the operations or business of SurgiLight.

	b.	Authority.  SurgiLight has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.
The execution, delivery and performance of this Agreement by SurgiLight and the consummation by SurgiLight of the transactions contemplated hereby have been duly authorized by the board of directors of SurgiLight and no other proceedings on the part of SurgiLight, or its board of directors or officers, are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by SurgiLight and (assuming this Agreement constitutes a valid and binding obligation of Biolase) constitutes a valid and binding agreement of SurgiLight, enforceable against SurgiLight in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

	c.	Consents and Approvals.  No filing with, and no permit,
authorization, consent or approval of, any governmental entity is necessary for the execution, delivery and performance of this Agreement by SurgiLight and the consummation by SurgiLight of the transactions contemplated by this Agreement. No consent or approval of any other party is required to be obtained by SurgiLight for the execution, delivery or performance of this Agreement or the performance by SurgiLight of the transactions contemplated hereby.

	d.	Litigation.  Except as listed in Appendix F, there is no
claim, litigation, suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, threatened against SurgiLight or involving any of the Patents, nor is there any judgment, decree injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SurgiLight or involving any of the Patents. Without limiting the generality of the foregoing and subject to Appendix F, no claim or demand of any other party has been made or, to the best knowledge of SurgiLight, threatened, that (i) challenges the rights of SurgiLight in respect of any Patent or
(ii) asserts that SurgiLight is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Patent.

	e.  	Non-Contravention.  The execution and delivery of this
Agreement (or any other agreement or instrument referred to herein) by SurgiLight does not, and the performance of its obligations hereunder
(or thereunder) and consummation of the transactions contemplated hereby (or thereby) will not, (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of SurgiLight; (ii) conflict with or result in a violation or breach of any term or provision of any law, judgment, ruling, decree or order applicable to the business or properties of SurgiLight;
or (iii) result in the creation or imposition of any encumbrance upon any of the assets of SurgiLight pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which SurgiLight is a party or by which SurgiLight or any of its properties is bound or affected.

	f. 	Intellectual Property Rights.

 Except as listed in Appendix F (Schedule of Exceptions), SurgiLight owns all right, title and interest in and to all of the Patents listed in Appendix A, subject to the encumbrance listed in Appendix F and SurgiLight has an exclusive license in the field of ophthalmology to the patents in Appendix B subject to the exclusions listed in Appendix F. Neither SurgiLight, nor to the actual knowledge of SurgiLight, any person having had any interest at any time in any of the Patents, has assigned, transferred, licensed, pledged or otherwise encumbered any interest in any of the Patents or agreed to do so (other than (A) for transfers of rights prior to the date of this Agreement, so long as SurgiLight now holds all such rights, (B) as contemplated by this Agreement or (C) with respect to rights outside of the Presbyopia Field of Use in the Licensed Patents set forth in Appendix A or rights outside of the Ophthalmology Field of Use in the Licensed Patents set forth in Appendix B). Neither SurgiLight nor any person with any interest at any time in any of the Patents has entered into any covenant not to compete or contract or agreement restricting the right to use or practice any of the Patents in any market or geographic area or with or without any person.

To the actual knowledge of SurgiLight, (A) SurgiLight is not aware of any information that would form a reasonable basis for invalidating or rendering unenforceable any claim in the Patents (assuming in the instance of any patent applications, for purposes of this representation, that conforming patents have issued), (B) no statement or assertion has been made by any third party that any such claim is invalid or unenforceable and (C) no statement or assertion has been made by any third party that such third party is aware of any reasonable basis as to the future invalidity or unenforceability of any such claim.

There are no defects in the filing or prosecution of the Patents that, to the actual knowledge of SurgiLight, could cause either (A) the invalidity, unenforceability or lapse of any Patents (including any conforming patents that may issue from any patent applications with respect thereto) or (B) conforming patents not to issue from such patent applications. Other than with respect to the Licensed Patents, SurgiLight has received assignment of the entire right, title and interest in and to the Patents from any and all inventors with respect thereto and/or any and all predecessors in right without obligation for the payment of any further consideration whatsoever, except as noted in Appendix F (Schedule of Exceptions).

Other than with respect to the Licensed Patents, SurgiLight has received from each current or former officer and each employee of SurgiLight an agreement providing SurgiLight with title and ownership of any and all rights pertaining to any and all Patents developed or held by such individual, by assignment or otherwise, and SurgiLight owes no obligation to any person or entity with respect to any such agreement (including, without limitation, any royalty payment obligation).

To the actual knowledge of SurgiLight and except as disclosed in Appendix F (Schedule of Exceptions), (A) no action has taken place
(whether by the U.S. Patent and Trademark Office (the "USPTO") or any third party), and no notice of or information with respect to any such pending or contemplated action has been issued, delivered or made known to SurgiLight or its counsel, that would affect, in any way, the Patents or the prospects for the issuance of any conforming patents with respect thereto in the near-term and (B) no events have occurred or are anticipated to occur that would cause an unreasonable delay in the issuance of such conforming patents. All fees and assessments owed as of the date hereof to the USPTO or any other agency, authority or third party in respect of the Patents have been paid.

Except as disclosed in Appendix F (Schedule of Exceptions), the Patents contained in Appendices A and B are all patents as to which SurgiLight has rights that are in the Presbyopia Field of Use and the Patents in Appendix A are all the patents owned by SurgiLight in the Presbyopia Field of Use. The sole remedy to a breach of this representation and warranty, is that SurgiLight will amend Appendices A or B as applicable to include such patent.

Except as disclosed in Appendix F (Schedule of Exceptions), the only liens against the Patents are [CONFIDENTIAL TREATMENT REQUESTED]. The sole remedy to a breach of this representation and warranty is that SurgiLight will use its reasonably commercial efforts to obtain a release of the lien or acknowledgement of Biolase's license in the form of Appendix E and failing that Biolase may offset any payments agreed to by SurgiLight necessary to clear the lien from the payments owed in Section 2.d. and 2.e.

	g.  	Insolvency.  As of the date hereof, SurgiLight is not
insolvent under GAAP and will not be rendered insolvent by any of the transactions contemplated by this Agreement. The amount of the consideration provided to SurgiLight under this Agreement is not less than the fair value of, and fair consideration in exchange for, the assets and rights being assigned or otherwise transferred or licensed to Biolase under this Agreement. SurgiLight has engaged in the transactions contemplated by this Agreement on an arms' length basis with Biolase.
For its own part, SurgiLight has conducted such transactions in a manner intended to obtain not less than the fair value of, and fair consideration in exchange for, the assets and rights being assigned or otherwise transferred or licensed to Biolase under this Agreement.

	h.	Brokers.  SurgiLight has not retained any broker in
connection with the transactions contemplated hereby.

	i.	DISCLAIMER.  EXCEPT AS EXPRESSLY STATED IN THIS	SECTION 12,
SURGILIGHT (x) MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED,
IN ANY MANNER AND EITHER IN FACT OR BY OPERATION OF LAW, AND (y)
SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS
FOR A PARTICULAR PURPOSE, PATENTABILITY OR NONINFRINGEMENT.

	13.  	Representations, Warranties and Covenants of Biolase.
Biolase hereby represents, warrants and covenants as follows:

	a.	Organization.  Biolase is a corporation duly organized,
validly existing and in good standing under the laws of the state of Delaware and has all necessary power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Biolase is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or the nature of its activities makes such qualification necessary or that would otherwise not have a material adverse effect on the operations or business of Biolase.

	b.	Authority.  Biolase has all necessary power and authority
to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Biolase and the consummation by Biolase of the transactions contemplated hereby have been duly authorized by the board of directors of Biolase and no other proceedings on the part of Biolase, or its board of directors or officers, are necessary to authorize this Agreement and the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by Biolase and (assuming this Agreement constitutes a valid and binding obligation of SurgiLight) constitutes a valid and binding agreement of Biolase, enforceable against Biolase in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

	c.	Consents and Approvals.  No filing with, and no permit,
authorization, consent or approval of, any governmental entity is necessary for the execution, delivery and performance of this Agreement by Biolase and the consummation by Biolase of the transactions contemplated by this Agreement. No consent or approval of any other party is required to be obtained by Biolase for the execution, delivery or performance of this Agreement or the performance by Biolase of the transactions contemplated hereby.

	d.	Litigation.  [CONFIDENTIAL TREATMENT REQUESTED

	e.	Non-Contravention.  The execution and delivery of this
Agreement (or any other agreement or instrument referred to herein) by Biolase does not, and the performance of its obligations hereunder (or thereunder) and consummation of the transactions contemplated hereby (or thereby) will not, (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Biolase; (ii) conflict with or result in a violation or breach of any term or provision of any law, judgment, ruling, decree or order applicable to the business or properties of Biolase; or (iii) result in the creation or imposition of any encumbrance upon any of the assets of Biolase pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which Biolase is a party or by which Biolase or any of its properties is bound or affected.

	f.	Insolvency.  As of the date hereof, Biolase is not
insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, after giving effect to the consummation of the transactions contemplated by this Agreement, (A) Biolase will be able to pay its debts as they become due; (B) Biolase will not have an unreasonably small amount of assets (whether liquid, tangible or otherwise) as a result of this transaction with which to conduct its present or proposed business; and (C) taking into account all (if any) contingent liabilities and pending or threatened litigation, Biolase will be able to satisfy any such liabilities and possible judgments against Biolase in actions for money damages that are reasonably anticipated to be rendered (taking into account the maximum probable amount of such liabilities as well as judgments in any such actions as might be rendered) together with all other obligations of Biolase. The cash available to Biolase as of the date hereof will be sufficient to pay all of its liabilities and judgments promptly in accordance with their terms. As used in this paragraph, (x) "insolvent" means that the sum of the present fair saleable value of Biolase's assets does not and will not exceed its debts and other liabilities (including the amount of any contingent liabilities and possible judgments as contemplated in the immediately preceding sentence), and (y) "debts" includes any liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed, or secured or unsecured. Biolase has not entered into this Agreement with the actual intent to hinder, delay or defraud any person to which Biolase was, is or may become indebted. Biolase has engaged in the transactions contemplated by this Agreement on an arms' length basis with SurgiLight.

	g. Brokers. Biolase has not retained any broker in connection with the transactions contemplated hereby.

	h. DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 13, BIOLASE (x) MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY MANNER AND EITHER IN FACT OR BY OPERATION OF LAW, AND (y) SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY OR NONINFRINGEMENT.

	14.  	Covenant Not to Sue.  Each party hereby agrees not to,
directly or indirectly assert any claim or demand, or commence, institute or cause to be commenced, any action, suit or proceeding of any kind against the other party, based upon the known actions, inactions, operations or business of the other party as conducted prior to the date hereof. Each party shall not assert against the other party or its Subsidiaries and hereby releases such party and its Subsidiaries, from any and all claims under any of it's intellectual property rights, arising from any conduct of the other Party or its Subsidiaries on or before the date of this Agreement within the Presbyopia Field of Use.

The parties hereby acknowledge and represent that they have been informed by their attorneys of, and are personally familiar with,
Section 1542 of the Civil Code of the State of California, which provides as follows:
	"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties hereby waives and relinquishes any and all rights and benefits under Section 1542 of the Civil Code, as presently in effect and as amended from time to time hereafter, and under any successor thereto, with respect to the matters released herein.

	15.	Existence of Other Agreements.  This Agreement shall
serve as the entire agreement between the parties with respect to the subject matter hereof. In addition, SurgiLight hereby acknowledges and confirms that there are no agreements by and between SurgiLight and any third party currently in existence which would adversely affect the terms of the Licenses or the rights of Biolase hereunder.

	16.	Assignment.  Neither party may assign, transfer,
sublicense or otherwise hypothecate its rights, duties or obligations under the Licenses, except that either party may sell and assign their rights and obligations under the Licenses upon the sale of all or substantially all of its business or upon the sale of their respective business or product line with respect to the Presbyopia Field of Use (as applicable). Any other assignment of this Agreement must be made with the mutual consent of both parties, such consent not to be unreasonably withheld.

	17.	Announcement.  The parties shall not make any public
announcements regarding this Agreement or the Licenses unless and until both parties have consented in writing to such announcement. The parties agree to make a mutual public announcement upon execution of this Agreement.

	18.	Binding Nature of Agreement.  The parties hereby confirm
their understanding and agreement that the terms hereof are intended to create a binding contract effective upon execution of this Agreement.

	19.	Legal Fees.  Each party hereby agrees that in the event of
a dispute arising between the parties with respect to this Agreement or the subject matter hereof, the prevailing party in such dispute shall be entitled to recover its reasonable costs and expenses, including attorneys' fees, in connection with such dispute.

	20.	Governing Law.  This Agreement shall be governed by the
laws of the State of California without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of California law. Each party (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event of any dispute of any kind or nature with respect to or arising out of this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any action with respect to or arising out of this Agreement in any court other than a federal court sitting in the State of California or a California state court.

	21.	Survival.  The provisions of Sections 5, 11, 14 through
and including 21 shall survive the termination of this Agreement.

	22.	Miscellaneous.  If any provision of this Agreement is
determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by messenger (with confirmation of receipt), by facsimile
(upon confirmation of receipt), by email (upon confirmation of receipt) or five (5) days after being mailed by registered or certified mail, postage prepaid, as follows:

If to Biolase: 	Biolase Technology, Inc.
981 Calle Amanecer
San Clemente, CA 92673
Attn: Chief Financial Officer

If to SurgiLight:	SurgiLight, Inc.
12001 Science Dr. Suite 140
Orlando, FL 32826
Attn: President

And to:

Dr. Colette Cozean
21581 Midcrest Drive
Lake Forest, CA 92630




[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and mutually delivered this Agreement as of the date first written above.

Biolase Technology, Inc.,
a Delaware corporation
By:__________________________________
Its:__________________________________

SurgiLight, Inc.,
a Florida corporation
By: _________________________________
Its:__________________________________


APPENDIX A
PATENTS FOR PRESBYOPIA FIELD OF USE
[CONFIDENTIAL TREATMENT REQUESTED]


APPENDIX B
PATENTS FOR OPHTHALMOLOGY FIELD OF USE
(Licensed from PLS Liquidating, LLC)
[CONFIDENTIAL TREATMENT REQUESTED]


APPENDIX C
OTHER OPHTHALMIC PATENTS

APPENDIX C-1
ANTERIOR SEGMENT PATENTS
[CONFIDENTIAL TREATMENT REQUESTED]

APPENDIX C-2
REFRACTIVE PATENTS
[CONFIDENTIAL TREATMENT REQUESTED]


APPENDIX D
COUNTRIES EXCLUDED FROM CO-EXCLUSIVE LICENSE
[CONFIDENTIAL TREATMENT REQUESTED]
	Country	  Distributor	       Date


APPENDIX E
FORM OF SECURED SURGIlIGHT CREDITORS ACKNOWLEDGMENT OF BIOLASE
CO-EXCLUSIVE LICENSE
LICENSE ACKNOWLEDGMENT AND NON-INTERFERENCE AGREEMENT
[CONFIDENTIAL TREATMENT REQUESTED]


APPENDIX F
SCHEDULE OF EXCEPTIONS
Exceptions to SurgiLight's representations and warranties:
[CONFIDENTIAL TREATMENT REQUESTED]